UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2021

CLOUDCOMMERCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-13215	30-0050402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

321 Sixth Street San Antonio, TX	78215
(Address of Principal Executive Offices)	(Zip Code)

(805) 964-3313

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Tile of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On February 19, 2021, CloudCommerce, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) for the purchase and sale of an aggregate of 85,000,000 shares of common stock (the “Shares”), (ii) pre-funded warrants to purchase up to 57,857,143 shares of common stock (the “Pre-funded Warrants), and (iii) warrants to purchase up to 142,857,143 shares of common stock (the “Common Warrants”), in a registered direct offering at a purchase price of $0.07 per Share and Common Warrant, or $0.069 per Pre-Funded Warrant and Common Warrant. The Common Warrants were be exercisable for a period of five years commencing upon issuance, at an exercise price of $0.07 per share, subject to certain adjustments set forth therein.

On March 5, 2021, we and the purchaser entered into an amendment agreement to the Purchase Agreement (the “Amendment Agreement”) to reduce the exercise price of the Common Warrants from $0.07 to $0.0454 per share of common stock. We also agreed to issue an additional 28,571,421 Common Warrants to the purchaser. No other changes to the Common Warrants or other terms of the Purchase Agreement were made.

The foregoing description of the Purchase Agreement, Common Warrant, Pre-funded Warrant, and Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text thereof, which are filed as exhibits to this report and the Company’s Form 8-K filed on February 22, 2021.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No	Exhibit

10.1	Form of Amendment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLOUDCOMMERCE, INC.

Date: March 8, 2021	By:	/s/ Andrew Van Noy
Name: Andrew Van Noy
Title: Chief Executive Officer

2